UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 30, 2004

NEW CENTURY FINANCIAL CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-32314	56-2451763
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18400 Von Karman Avenue, Suite 1000, Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 440-7030

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement

On December 30, 2004, NC Capital Corporation, an indirect wholly owned subsidiary of the registrant (“NC Capital”), New Century Credit Corporation, a direct wholly owned subsidiary of the registrant (“NCCC”), NC Residual II Corporation, a direct wholly owned subsidiary of NC Capital (“NCRII”), and Bear Stearns Mortgage Capital Corporation (“Bear Stearns”), entered into Amendment No. 4 (the “Bear Stearns Amendment”) to the Master Repurchase Agreement, dated as of October 31, 2003, as amended (the “Bear Stearns Repurchase Agreement”). In connection with the execution of the Bear Stearns Amendment, the registrant agreed to enter into a guaranty (the “Bear Stearns Guaranty”) in favor of Bear Stearns with respect to the Bear Stearns Repurchase Agreement in order to guaranty the obligations of NC Capital, NCCC and NCRII thereunder. The Bear Stearns Guaranty is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description of Exhibit
10.1	Guaranty, dated as of December 30, 2004, by New Century Financial Corporation in favor of Bear Stearns Mortgage Capital Corporation.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEW CENTURY FINANCIAL CORPORATION

January 7, 2005	By:	/s/ Robert K. Cole
Robert K. Cole
Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Guaranty, dated as of December 30, 2004, by New Century Financial Corporation in favor of Bear Stearns Mortgage Capital Corporation.